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               THE NARRAGANSETT ELECTRIC COMPANY
             PREFERRED STOCK PREFERENCE PROVISIONS


That, effective upon December 15, 1997, the rights and preferences for the class of preferred stock of this Company which rights and preferences were initially voted by the common stockholders and the directors of this Company at meetings held May 28, 1940 and were amended at special meetings of said common stockholders and directors held on November 10, 1953, March 4, 1971, March 15, 1971, and March 23, 1993, be and hereby are further amended so that said preferred stock (all preferred stock, whether of the same or a different series, the same or a different class, the same or a different par value, so long as said preferred is on a parity as to dividends and assets, being hereinafter called the "Preferred Stock") shall entitle the holders thereof to the following rights and preferences as to dividends, voting power and other incidents:

      1. Before any dividends on, or any distribution of assets (by purchase of shares or otherwise) to holders of, the Common Stock or any other stock ranking junior to the Preferred Stock as to dividends (both hereinafter in this subdivision 1 called "junior stock") shall be paid or set apart for payment or otherwise provided for, the holders of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, out of any funds legally available for the declaration of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series payable quarterly on the first days of February, May, August and November in each year commencing on a date specified for the first dividend date as herein provided to shareholders of record on the respective dates, not exceeding forty-five (45) days preceding such dividend payment dates, fixed in advance for the purpose by the Board of Directors prior to the payment of each particular dividend. No dividends shall be declared on any series of the Preferred Stock in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Preferred Stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Preferred Stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

         (i) on shares of Preferred Stock issued prior to the record date for the first dividend on the shares of such series, from the date for the particular series fixed therefor;

         (ii) on shares of Preferred Stock issued after a record date for a dividend, but prior to the dividend payment date for such dividend, from said dividend payment date; and

         (iii) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

so that dividends accrued on all outstanding shares of Preferred Stock to the next succeeding dividend payment date shall have been paid in full or declared and set apart for payment before there shall be any dividend or distribution on, or purchase of, junior stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision 1 and other than distributions provided in subdivision 5 below.

      2. As used herein, the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of Preferred Stock then outstanding, which as to each share shall be an amount computed at the rate per annum of the par value thereof fixed for the particular series from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, less the aggregate of all dividends paid on such share, irrespective of whether such amount shall have been declared as dividends or there shall have existed any assets available for the payment thereof.

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      3. The Company, pursuant to action of its Board of Directors or as provided in subparagraph (1) of subdivision 6 below, may redeem the whole or any part of any series of the Preferred Stock at the time outstanding, at any time or from time to time, by paying in cash as herein provided the redemption price of the shares of the particular series fixed therefor, together with dividends accrued to the date fixed for sch redemption (hereinafter called the "redemption date"), and by mailing, postage prepaid, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for said redemption a notice specifying said redemption date to the holders of record of the Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the Company; provided, however, that the exercise by the Company of is right to redeem shares of any particular series may be subject to such restrictions as are determined for said series. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the Company shall select by lot or in such other manner as the Board of Directors may determine, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, but without interest; provided, however, that if, after mailing said notice as aforesaid and prior to the redemption date specified in sch notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Rhode Island, having a capital, undivided profits and surplus aggregating at least $5,000,000, thereupon all shares of the Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption but without interest. In case the holders of the Preferred Stock which shall have been redeemed shall not within four years of the date of redemption thereof claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the Company any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and the Company shall not be required to hold the amount so paid over to it separate and apart from its other funds, and thereafter the holders of such shares of Preferred Stock shall as unsecured creditors look only to the Company for payment of the redemption price thereof, but without interest; provided, however, that before any such unclaimed amount so deposited shall be paid over to the Company notice of such payment shall be given to holders of such shares of Preferred Stock by mailing in the manner hereinbefore provided in this subdivision 3 at least sixty (60) days prior to the date of any such payment. If there are any dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Preferred Stock, no Preferred Stock shall be redeemed, purchased or otherwise acquired by the Company unless all series of Preferred Stock which are redeemable shall be redeemed and unless an offer is made to purchase all Preferred Stock of any series which is not redeemable at the time under limited restrictions then applicable thereto at a price equal to the then redemption price for such series if such restrictions were not applicable and to purchase all Preferred Stock of any series which is not redeemable at the time at a price equal to the highest then redemption price on any outstanding shares of Preferred Stock, after giving effect to the difference in par value among series or classes of Preferred Stock, or unless a partial redemption or any purchase or other acquisition shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935. All stock redeemed or purchased under the provisions of this subdivision 3 shall be retired.

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      4. If and while at any time a majority of the Common Stock shall be held by or for the benefit of a single stockholder, said holder may, upon such consent by the Board of Directors of the Company as would have been required in the event of a redemption under subdivision 3 above, purchase the whole or any part of any series of the Preferred Stock at the time outstanding, at any time or from time to time, at the same price, upon the same notice of purchase, and in the same manner as near as may be, and with the same effect on the rights of the then holders of Preferred Stock so purchased as is provided for the redemption of such series of the Preferred Stock by the Company itself, provided that when after deposit of funds the rights of the holders of Preferred Stock (except to receive payment therefrom) shall have ceased as above provided, the shares of Preferred Stock being purchased shall not be deemed to be redeemed but such shares shall vest in such holder of the Common Stock whether or not the certificates for such shares so purchased shall have been surrendered or whether or not the date specified for such purchase shall have arrived and such holder of the Common Stock shall be entitled to all dividends and other distributions on the Preferred Stock so purchased accruing from such purchase date; and provided further that if there be a deposit of funds in trust with a bank or trust company unclaimed funds shall not be paid over to such holder of Common Stock at the end of four years but shall remain in trust with said bank or trust company until claimed by the holders of Preferred Stock.

      5. In the event of any liquidation, dissolution or winding up of the affairs of the Company or any distribution of its capital, then before any distribution shall be made to the holders of Common Stock or any other stock ranking junior to the Preferred Stock as to assets, the holders of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more. No payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment to the holders of Preferred Stock, the remaining assets and funds of the Company shall be divided and distributed among the holders of Common Stock or any other stock ranking junior to the Preferred Stock as to assets then outstanding according to their respective rights.

      6. (a)    The holders of Preferred Stock shall have no right to vote except as hereinafter specifically provided.

         (b) If dividends accrued on the outstanding Preferred Stock shall at any time and from time to time equal or exceed an amount equivalent to four (4) full quarterly dividends on any shares of any series of the Preferred Stock at the time outstanding, then until all dividends in default on the Preferred Stock shall have been paid, the holders of Preferred Stock, voting separately as one class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of stock generally entitled to vote, voting separately as one class, shall be entitled to elect the remaining members of the Board of Directors. If and when all dividends then in default on the Preferred Stock shall thereafter be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock shall thereupon be divested of such special right to elect any member of the Board of Directors, but subject always to the same provisions for the vesting of such special right in the Preferred Stock in case of further like default or defaults.

         (c) Upon accrual of the right of the holders of the Preferred Stock to elect a majority of the Board of Directors as above provided in this subdivision 6, the president, a vice president or the secretary of the Company shall call a special meeting of the stockholders of the Company for the purpose of electing a new Board of Directors to be held not less than forty-five (45) nor more than sixty (60) days after the accrual of such right; provided, however, that no such special meeting shall be called if the date of

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such accrual of such right shall be less than one hundred twenty (120) days but not less than forty-five (45) days prior to the date otherwise fixed by the by-laws of the Company for the next annual meeting of the stockholders, in which event said annual meeting shall be held on the date specified in the by-laws or a special meeting in lieu thereof called to be held within three (3) days thereafter. If said officers fail to call such meeting, or fail to hold such annual meeting or special meeting in lieu thereof within three (3) days of the date provided therefor in the by-laws, any holder or holders of Preferred Stock holding in the aggregate one thousand (1,000) shares may call a special meeting for such purpose.

          (d) The notice of any such special meeting, any annual meeting of the Company or any special meeting in lieu thereof, at which the holders of the Preferred Stock shall have the right to elect directors, shall be mailed by the Company not less than thirty (30) days prior to the meeting and state
(x) that by reason of the fact that dividends payable on the Preferred Stock are or have been in default in an amount equal to or in excess of four (4) full quarterly dividends on shares of the Preferred Stock, the holders of the Preferred Stock, voting together as a class, are entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, (y) that any holder of the Preferred Stock has the right at any reasonable time to inspect and make copies of the list or lists of the holders of Preferred Stock maintained at the principal office of the Company or at the office of any transfer agent for the Preferred Stock, and (z) the substance of the next succeeding paragraph with respect to the number of shares of Preferred Stock required to be represented at any meeting or adjournment thereof for the election of directors of the Company at which such holders have the right to elect directors.

          (e) At any such special or annual meeting at which the holders of the Preferred Stock shall have the right to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding stock generally entitled to vote shall be required to constitute a quorum of such class for the election of directors and the presence in person or by proxy of the holders of a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of such a quorum of the holders of the Preferred Stock, no election of directors shall be held but a majority of the holders of the Preferred Stock who are present in person or by proxy shall have the power to adjourn the meeting for election of directors to a date not less than twenty-five (25) nor more than sixty (60) days from the date of such original meeting. At such adjourned meeting the presence in person or by proxy of the holders of thirty-five per cent (35%) of the outstanding Preferred Stock shall constitute a quorum of such class for the election of directors.

          (f) In the event any such special or annual meeting of stockholders shall be adjourned as aforesaid, the president, any vice president or the secretary of the Company shall, within ten (10) days after the date of the original meeting, cause notice of the adjourned meeting to be given to all stockholders of the Company entitled to vote thereat. Such notice shall contain substantially the statements hereinabove required with respect to the original meeting, and shall further state that the required quorum of the holders of the Preferred Stock was not present at such original meeting and that the holders of thirty-five per cent (35%) of the outstanding Preferred Stock will constitute a quorum of such class for the election of directors at such adjourned meeting.

          (g) If the requisite quorum of holders of the Preferred Stock shall not be present at such adjourned meeting, then, in case the original meeting was a special meeting called as aforesaid, the directors of the Company then in office shall remain in office until the next annual meeting of the stockholders of the Company and until their successors have been elected and shall qualify; or if such original meeting was an annual meeting of the stockholders or special meeting in lieu thereof, all members of the Board of Directors to be elected at such meeting shall be elected by a vote of the holders of a majority of the shares of the stock generally entitled to vote present in person or represented by proxy at such adjourned meeting.

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          (h)  Upon reversion, pursuant to subparagraph (b) of this
subdivision 6, of the voting powers to their status prior to default, a special or annual meeting of stockholders generally entitled to vote shall be held for the purpose of electing directors. Notice thereof shall be given promptly by the Company and in any case within fifteen (15) days after such reversion, such notice to be mailed by the Company not less than seven (7) nor more than ten (10) days prior to such meeting to all stockholders generally entitled to vote at their respective addresses appearing upon the books of the Company, unless such notice shall have been waived either before or after the holding of such meeting by all such stockholders. If the Company fails to call such meeting or fails to hold such annual meeting within three (3) days of the date provided therefor in the by-laws, any holder or holders of stock generally entitled to vote holding in the aggregate one thousand (1,000) shares may call a special meeting for such purpose.

          (i) Forthwith upon the initial election of a majority of the Board of Directors of the Company by the holders of Preferred Stock pursuant to subparagraph (b) of this subdivision 6, the terms of office of all persons who may be directors of the Company at the time shall terminate, whether or not the holders of stock generally entitled to vote shall then have elected the remaining members of the Board of Directors, and, if the holders of stock generally entitled to vote shall not have elected the remaining members of the Board of Directors, then the directors of the Company in office just prior to the election of the majority of the Board of Directors by the holders of Preferred Stock shall appoint the remaining directors of the Company pending such election by the holders of stock generally entitled to vote. Any director elected by holders of Preferred Stock shall hold office until the next annual meeting of the holders of Preferred Stock and until his successor is chosen and qualified, except that upon the reversion, pursuant to subparagraph (b) of this subdivision 6, of the voting powers to their status prior to default, then forthwith upon the election of new directors by the holders of stock generally entitled to vote, the terms of office of the directors elected by the holders of Preferred Stock shall terminate.

          (j) During any period in which the holders of Preferred Stock have the right, pursuant to subparagraph (b) of this subdivision 6, to elect a majority of the Board of Directors, the number of directors constituting the full Board of Directors shall be the number constituting the full Board of Directors immediately prior to said period unless it be changed at an annual meeting of stockholders, by a vote of the holders of at least two-thirds of the total number of shares of the Preferred Stock of all series then outstanding and by a vote of the holders of at least two-thirds of the total number of shares of stock generally entitled to vote and then outstanding, to such number as shall have been stated in the notice of said annual meeting.

          (k) In case of any vacancy in the office of a director elected by the holders of Preferred Stock pursuant to the foregoing provisions of this subdivision 6, the remaining directors elected by the holders of Preferred Stock by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. The holders of the Preferred Stock at a special meeting called for the purpose by the holders of an aggregate of not less than one thousand (1,000) shares of the Preferred Stock, upon notice mailed not less than thirty (30) days prior to such meeting to all stockholders entitled to vote thereat, by a vote of a majority of the Preferred Stock issued and outstanding, may remove from office a director elected by the holders of Preferred Stock and may elect a successor for the remainder of his term.

          (l) Under all circumstances, however, the directors elected by the holders of stock generally entitled to vote shall have the right, and neither the holders of Preferred Stock nor any directors elected by the holders of Preferred Stock under these provisions shall have any right, to vote upon the question of calling for redemption, or of purchasing, all of the Preferred Stock at the time outstanding.

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          (m)  Except when some mandatory provision of law shall be
controlling and except as otherwise provided in subparagraph (a) of subdivision 9 hereof and, as regards the special rights of any series or class of the Preferred Stock, as provided in the votes creating such series or class, whenever shares of two or more series or classes of the Preferred Stock are outstanding, no particular series or class of the Preferred Stock shall be entitled to vote as a separate series or class on any matter and all shares of the Preferred Stock of all series or classes shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Company by classes may now or hereafter be required.

          (n) For the purposes of this subdivision 6, in the calculation of any number, majority, vote, or quorum of the Preferred Stock, each share of stock bearing $50 par value shall be counted as one and each share of stock with another par value shall be counted for that proportion of one as its par bears to $50.

     7. No holder of Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or warrants carrying rights to stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise. The holders of Preferred Stock shall have no right to require any distribution to be made by the Company upon a reduction of the capital stock.

     8. Subject to the limitations, if any, hereinafter contained, the Company may from time to time issue additional capital stock divided into classes with such preferences as to dividends, voting power and other incidents as may be determined in accordance with applicable provisions of law, the charter of the Company and the outstanding capital stock of the Company. Without limiting the generality of the foregoing, any such additional capital stock may be an additional series of Preferred Stock or additional shares of the initial or any other series of Preferred Stock. The shares of Preferred Stock of different series and classes, subject to any applicable provisions of law, may vary as to the following rights and preferences:

     (a) The annual dividend rate, or method of calculation thereof, and the date from which the dividends on shares issued prior to the record date for the first dividend shall be cumulative and the date for the first dividend;

     (b) The redemption price or prices, or method of calculation thereof, and any restriction on the exercise by the Company of its right to redeem such shares;

     (c) The amount or amounts payable upon any liquidation or dissolution or winding up;

     (d) The terms and amount of any sinking fund provided for the purchase or redemption of shares; and

     (e)  The conversion, participation or other special rights.

     9. So long as any Preferred Stock of any series is outstanding, the Company shall not, without the vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of the Preferred Stock of all series then outstanding and, so long as any shares of the 4-1/2% Series of the Preferred Stock are outstanding, of at least seventy-five per cent of the total number of shares of the Preferred Stock of all series present or represented at the meeting, at which meeting a quorum as hereinafter provided shall be present or represented:

     (a) Make any change in the provisions relative to the Preferred Stock, or of any outstanding series thereof, which would change the express terms and provisions of such stock in any manner prejudicial to the holders thereof

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except that if such change is prejudicial to the holders of one or more, but not all of such series, only such two-thirds vote and, so long as any shares of the 4-1/2% Series of the Preferred Stock are outstanding, such seventy-five per cent vote of the shares or classes of all series so affected shall be required; or

     (b) Create or authorize any class of stock which shall be preferred as to dividends or assets over the Preferred Stock or any security convertible into such class of stock.

No preferred stock so preferred as to dividends or assets over the Preferred Stock (other than such preferred stock issued upon conversion of another security) shall be issued more than six months after the above referred to vote creating or authorizing such class of stock unless within six months prior to such issue approval thereof has been obtained, at a meeting called for the purpose, by vote of at least two-thirds of the total number of shares of Preferred Stock of all series outstanding.

     10. So long as any shares of the Preferred Stock of any series are outstanding, the Company shall not, without the vote at a meeting called for that purpose of the holders of at least a majority of the total number of shares of the Preferred Stock of all series then outstanding and, so long as any shares of the 4-1/2% Series of the Preferred Stock are outstanding and with respect to subparagraphs (b)(i) and (b)(iv) only of this subdivision, of at least seventy-five per cent of the total number of shares of Preferred Stock of all series present or represented at the meeting, at which meeting a quorum as hereinafter provided shall be present or represented:

     (a) Issue shares of any series of Preferred Stock or of any other stock ranking on a parity therewith as to dividends or assets if after such issue the aggregate outstanding shares of all series of Preferred Stock and such parity stock would exceed $60,000,000 par value.

     (b) Issue additional shares of any series of Preferred Stock or of any other stock ranking prior thereto or on a parity therewith as to dividends or assets:

          (i) So long as any shares of the 4-1/2% Series of the Preferred Stock are outstanding, unless the par value of its stock ranking junior to the Preferred Stock as to dividends and assets to be outstanding immediately after such issue (plus, if the Company so elects, its surplus as shown by its books provided distribution on, or purchase of, such junior stock out of such surplus, or a part thereof to be included for this purpose, is prohibited while such additional preferred stock is outstanding) shall be at least equal to the greater of the aggregate par value of, the aggregate stated value of or the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the Company upon all Preferred Stock of all series and of any other such prior or parity stock to be outstanding immediately after such issue;

          (ii) Unless the junior stock equity (as defined in subdivision 11 hereof) to be outstanding immediately after such issue shall be at least equal to the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the Company upon all Preferred Stock of all series and of any other such prior or parity stock to be outstanding immediately after such issue; provided, however, that if for the purpose of meeting this requirement it shall have been necessary to take into consideration any portion of the earned surplus of the Company, the Company shall not (until such junior stock equity exclusive of such portion of earned surplus shall equal such aggregate) pay any dividends or make any distribution on shares of its stock ranking junior to the Preferred Stock as to dividends or assets which would result in reducing such junior stock equity to an amount less than such aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the Company.

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          (iii) Unless the gross income of the Company after taxes available for interest on its indebtedness and for dividends on its Preferred Stock and any other such prior or parity stock, determined in accordance with generally accepted accounting principles, for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month in which such additional stock is issued, or in which a contract for the issuance and sale thereof is made, is at least one and one-half (1-1/2) times the aggregate of the annual interest charges and dividend requirements on all interest bearing indebtedness and all series of Preferred Stock and of such prior or parity stock to be outstanding immediately after the proposed issue; and

          (iv) So long as any shares of the 4-1/2% Series of the Preferred Stock are outstanding, unless the net earnings of the Company available for dividends determined in accordance with sound accounting practice for the same twelve (12) month period are at least two and one-half (2-1/2) times the annual dividend requirements on all series of Preferred Stock and of such prior or parity stock to be outstanding immediately after the proposed issue.

In said computations in subparagraphs (iii) and (iv)

               (aa) Interest on indebtedness and dividends on stock in each case to be retired with the proceeds of the proposed issue and similar charges on indebtedness and stock retired or to be retired prior to the proposed issue from the proceeds of any such junior stock issued by the Company are to be excluded;

               (bb) Such gross income or net earnings, respectively, similarly determined for said twelve (12) months period, from any property acquired by purchase, merger or otherwise during or after said period or to be acquired in connection with the proposed issue, may be included for such part of such period as shall have preceded such acquisition thereof by the Company; and

               (cc) The amount deducted for depreciation shall be the amount charged by the Company on its books for depreciation during such period but not less than the greater of (x) two and one-quarter per cent (2-1/4%) of the arithmetical average of the gross plant investment in depreciable property on the books of the Company on the first and last days of such period (not including in depreciable property any amounts carried in adjustment accounts on the books of the Company at each such date) or (y) the largest minimum depreciation requirement for such period of any mortgage indenture to which the Company is a party during such period, computed on the basis as set forth in said mortgage indenture for a calendar or fiscal year period.

     (c) Merge or consolidate with or into any other corporation or corporations or sell, lease or dispose of all or substantially all its assets, unless such merger, consolidation, sale, lease or disposition, or the issuance and assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved, or permitted under the provisions of the Public Utility Holding Company Act of 1935; provided that the provisions of this subparagraph (c) shall not apply to a purchase or other acquisition by the Company of franchises or assets of another corporation in any manner which does not involve a merger or consolidation.

     11. So long as any shares of the Preferred Stock of any series are outstanding, the payment of dividends on Common Stock or on any other stock of the Company ranking junior to the Preferred Stock as to dividends or assets (other than (i) dividends payable in stock ranking junior to the Preferred

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Stock as to dividends and assets or (ii) dividends paid in cash if immediately thereafter there shall be paid to the Company in cash an amount equal to such dividends for shares of or as a capital contribution with respect to stock ranking junior to the Preferred Stock as to dividends and assets) and the making of any distribution of assets to holders of stock ranking junior to the Preferred Stock as to dividends or assets by purchase of shares or otherwise (each of such actions being herein embraced within the term "payment of junior stock dividends") shall be subject to the following limitations:

     (a) If and so long as the junior stock equity is, or as a result of the proposed payment would become, less than twenty per cent (20%) of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed fifty per cent (50%) of the net income of the Company available for the payment of dividends on the stock ranking junior to the Preferred Stock as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared; and

     (b) If and so long as the junior stock equity is, or as a result of the proposed payment would become, less than twenty-five per cent (25%) but is twenty per cent (20%) or more of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed seventy-five per cent (75%) of the net income of the Company available for the payment of dividends on the stock ranking junior to the Preferred Stock as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared.

     For the purposes of this subdivision 11 "net income" shall be determined in accordance with generally accepted accounting principles, provided, however, that the amount deducted for depreciation shall be an amount computed in accordance with clause (cc) of subparagraph (b) of subdivision 10 hereof.

     The term "junior stock equity" as used in this subdivision 11 means the aggregate of the par vale of, or stated capital represented by, the outstanding shares of stock ranking junior to the Preferred Stock as to dividends and assets, of the premium on capital stock and of the surplus (including earned surplus, capital surplus and surplus invested in plant) of the Company less the excess, if any, of the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the Company upon all outstanding Preferred Stock of the Company over the aggregate par or stated value thereof and less, unless the amounts or items are being amortized or are being provided for by reserves, (i) any amounts recorded on the books of the Company in adjustment accounts for utility plant and other plant in excess of the original cost thereof, (ii) any intangible items set forth on the asset side of the balance sheet of the Company as the result of accounting convention, such as unamortized debt discount and expense and capital stock discount and expense, and (iii) the excess, if any, during the period from January 1, 1954 to the end of a month within ninety (90) days preceding the date as of which junior stock equity is determined, over the amount charged by the Company on its books during such period for depreciation of an amount determined as follows:

          (x) for the calendar year 1954 and for each full calendar year thereafter, an amount equal to two and one-quarter per cent (2-1/4%) of the arithmetical average of the gross plant investment in depreciable property on the books of the Company on January 1 and December 31 of such calendar year (not including in depreciable property any amounts carried in adjustment accounts on the books of the Company at each such date); and


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          (y) for any other period an amount equal to the product of one-
          twelfth (1/12th) of two and one-quarter per cent (2-1/4%) of the gross plant investment in depreciable property on the books of the Company on the first day of the calendar year in such period (not including in depreciable property any amounts carried in adjustment accounts on the books of the Company at such date) multiplied by the number of full calendar months in such period.

     The term "total capitalization" as used in this subdivision 11 means the aggregate of (x) the junior stock equity, (y) the par value of, or stated capital represented by, the outstanding shares of Preferred Stock and any other stock ranking prior thereto or on a parity therewith as to dividends or assets and (z) the principal amount of all outstanding indebtedness of the Company represented by bonds, notes and other evidences of indebtedness maturing by their terms more than one year from the date of issue thereof.

     12. No stockholders, director, officer or agent of the Company shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of these rights and preferences.

     13. Every holder of Preferred Stock of the Company by becoming such shall be held to have consented to all of these provisions and to have agreed to be bound thereby and to have waived to the full extent permitted by law any right such holder may have either now or at any time in the future contrary to these provisions.